               [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]

                                  EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Boston Life Sciences, Inc. on Form S-3 of the report of Deloitte & Touche LLP dated January 31, 1989 with respect to the statements of operations, stockholders' equity and cash flows of Greenwich Pharmaceuticals Incorporated (the "Company") for the period of inception (February 1969) to December 31, 1988 appearing in the Annual Report on Form 10-K of Greenwich Pharmaceuticals Incorporated for the year ended December 31, 1994, as amended by Form 10-K/A. Such report contains an explanatory paragraph that states that the ultimate success of the Company's development program is dependent upon future events, the outcome of which is currently undeterminable, and is also dependent upon obtaining additional financing adequate to fulfill the Company's development activities and achieving a level of revenues adequate to support the Company's cost structure. We also consent to the reference to us under the headings "Experts" in such prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
July 26, 1996

                                       3